SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 1, 1997 (June 26, 1997)


                        VERMONT FINANCIAL SERVICES CORP.
               (Exact Name of Registrant as Specified in Charter)



           Delaware                     0-11012               03-0284445
(State or Other Jurisdiction of     (Commission File        (IRS Employer
        Incorporation)                  Number)         Identification Number)


                                 100 Main Street
                           Brattleboro, Vermont 05301
                    (Address of Principal Executive Offices)


                                  802-257-7151
              (Registrant's Telephone Number, including Area Code)
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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     On June 26, 1997, Vermont Financial Services Corp. ("VFSC") completed its merger (the "Merger") with Eastern Bancorp, Inc. ("Eastern"), pursuant to an Agreement and Plan of Reorganization dated as of November 13, 1996 (the "Merger Agreement") by and among VFSC, Eastern and Vermont Federal Bank, FSB, a federally chartered stock bank and wholly owned subsidiary of Eastern. In accordance with the terms of the Merger Agreement, Eastern merged with and into VFSC, and each share of Eastern common stock, $.01 par value per share, outstanding immediately prior to the Merger was converted into the right to receive either 0.6455 shares of common stock of VFSC, par value $1.00 per share, or cash in the amount of $26.83. VFSC relied on internal capital resources to fund the cash portion of the consideration paid in the Merger.

     The Merger constitutes a tax-free reorganization and no gain or loss will be recognized by VFSC or Eastern as a result of either the Merger. The Merger will be accounted for as a "purchase" transaction.

     Certain additional information regarding the Merger is contained in VFSC's press release dated June 27, 1997, a copy of which is included as an exhibit hereto and incorporated herein.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         99.1     Press Release of VFSC dated June 27, 1997.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Vermont Financial Services Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VERMONT FINANCIAL SERVICES CORP.



Date: July 1, 1997                  By: /s/ John D. Hashagen, Jr.
                                        John D. Hashagen, Jr.
                                        President and Chief Executive Officer






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